UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

Miromatrix Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40518	27-1285782
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6455 Flying Cloud Drive, Suite 107

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 942-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MIRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2023, Miromatrix Medical Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as the representative of the underwriters, relating to the public offering of 6,250,000 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), at a public offering price of $1.60 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of Common Stock.. The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-265980) (the "Registration Statement”), which became effective on July 11, 2022, including the related prospectus, dated July 11, 2022, as supplemented by the prospectus supplement dated March 7, 2023. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement.

A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the Offering is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Preliminary Estimated Unaudited Fiscal Year 2022 Results

A brief summary of certain of the Company’s preliminary unaudited financial results as of December 31, 2022 and for the year ended December 31, 2022 is set forth below. This summary is not meant to be a comprehensive statement of the Company’s financial results for these periods. The following financial data as of December 31, 2022 and for the year ended December 31, 2022 is preliminary and based upon the Company’s estimates, and actual results may differ from these estimates following the completion of its financial closing procedures, including the pending audit of the Company’s annual financial statements, related adjustments, and other developments after the date of this report.

Cash and cash equivalents totaled $5,208,005 as of December 31, 2022, as compared to $52,811,531 as of December 31, 2021, restricted cash totaled $800,100 as of December 31, 2022, as compared to $800,100 as of December 31, 2021, and short-term investments totaled $19,989,489 as of December 31, 2022, as compared to $0 as of December 31, 2021.

Revenue for the year ended December 31, 2022 was $953,470, as compared to $33,066 for the year ended December 31, 2021.

You should read this data together with the Company’s financial statements and related notes included in the financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 filed as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The unaudited preliminary financial data included in this Form 8-K has been prepared by, and is the responsibility of, the Company’s management. Baker Tilly US, LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Baker Tilly US, LLP does not express an opinion or any other form of assurance with respect thereto.

Item 7.01	Regulation FD Disclosure.

Liquidity

The Company anticipates that it will have sufficient liquidity to sustain the Company into the second quarter of 2024, based on the $10,000,000 in gross proceeds from the Offering, which excludes underwriting discounts and commissions and expenses related to the Offering, and assumes that the underwriters will not exercise their option to purchase an additional 937,500 shares of Common Stock.

Item 8.01	Other Events.

Press Releases

On March 7, 2023, the Company issued press releases announcing the commencement of the public offering and the pricing of the public offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Business and Pipeline Update

In November of 2022, the Company submitted its miroliverELAP Investigational New Drug (“IND”) application to the U.S. Food and Drug Administration (the “FDA”). In response to the IND application, the Company received a clinical hold letter from the FDA in January 2023 identifying certain nonclinical and clinical deficiencies and requesting responsive information, including, among other things, new toxicology studies in an appropriate animal model, biocompatibility studies, as well as various validations to be provided in its IND application. The Company plans to submit its complete response to the clinical hold letter to the FDA in the second half of 2023. If the Company’s complete response addresses the deficiencies to the FDA’s satisfaction and does not raise new concerns regarding risks to subjects, it expects the FDA will lift the clinical hold and it then intends to initiate a first-in-human clinical trial shortly thereafter.

miroliverELAP is the Company’s external liver assist product candidate and the Company believes it represents its nearest term opportunity to advance one of its bioengineered organ programs into human clinical trials. In order to achieve its goal of submitting its complete response to the clinical hold letter to the FDA in the second half of 2023 and initiating a first-in-human clinical trial for miroliverELAP shortly after IND clearance, the Company will reallocate resources previously intended for miroliver and mirokidney, its fully implantable bioengineered liver and kidney programs, to miroliverELAP, which will likely delay the preclinical development of miroliver and mirokidney.

In 2022 the Company manufactured over 500 bioengineered organs at its in-house manufacturing facility, and it has the capacity to produce over 1,000 bioengineered organs per year. Further, as of February 23, 2023, the Company had 144 issued patents and 43 pending patents.

Risk Factors

The Company is filing updated risk factors for the purposes of supplementing and updating its risk factors from the disclosure contained in the Company’s prior filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. The updated risk factors are filed herewith as Exhibit 99.3 and are incorporated herein by reference.

The information contained in Items 2.02 and 7.01 to this report is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18. Furthermore, such information shall not be deemed to be incorporated by reference into any registration statement or the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future,” or similar expressions, are intended to identify forward‐looking statements. These forward‐looking statements reflect the Company's current beliefs and expectations and involve risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward‐looking statements.

Forward‐looking statements contained in this Form 8-K include, but are not limited to: the closing of the Company's public offering and the anticipated gross proceeds therefrom; milestones related to the Company's product candidates; and the Company's liquidity expectations. Each of these forward‐looking statements involves substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward‐looking statements, including, without limitation, risks and uncertainties related to: uncertainties in the investigational new drug application process, including the FDA delaying or barring the Company from initiating Phase 1 clinical trials, uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and completion of clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, including the Company's ability to obtain regulatory clearance to commence clinical trials, expectations for regulatory approvals, the impact of competitive products, its ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of its product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID- 19), and geopolitical risks, including the current war between Russia and Ukraine.

The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from the Company's expectations in any forward-looking statement. Additional risks and factors that may affect results are set forth in the Company's filings with the SEC, including the Risk Factors attached as Exhibit 99.3 to this Form 8-K. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, we do not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 7, 2023, by and between the Company and Piper Sandler & Co., as representative of the underwriters
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
99.1	Press release dated March 7, 2023, announcing the commencement of the public offering
99.2	Press release dated March 7, 2023, announcing the pricing of the public offering
99.3	The Company’s Risk Factors as of March 7, 2023
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2023	Miromatrix Medical Inc.

	By:	/s/ James M. Douglas
James M. Douglas
Chief Financial Officer